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EXHIBIT 10.30

TRANSVIT MANUFACTURING CORPORATION
P. O. Box 7707
Dubai, United Arab Emirates

RE: Line of Credit Promissory Note dated August 1, 1993, of Tristar Corporation (formerly Eurostar Perfumes, Inc.) payable to Transvit Manufacturing Corporation in the original principal amount of $9,000,000 (the "Note")

Gentlemen:

Tristar Corporation ("Tristar") hereby proposes that on December 11, 1996, Transvit Manufacturing Corporation ("Transvit") purchase 666,529 shares of Series A Convertible Preferred Stock, $.05 par value ("Preferred Stock"), of Tristar in consideration for cancellation of all the outstanding principal under the Note in the amount of $4,665,701.30 at December 11, 1996.

The Preferred Stock shall have the following rights and preferences:

1. PREFERENCE. Preferred distribution in the event of liquidation in the amount of $7.00 per share plus accrued and unpaid dividends.

2. DIVIDENDS. Cumulative preferred dividends in the amount of $0.315 per share (4.5%) per annum.

3. CONVERTIBILITY. Convertible at the option of Transvit, at any time, into Common Stock of Tristar at a conversion price of $7.00 per share with normal anti-dilution provisions and registration rights if converted.

4. REDEMPTION. Redeemable at the option of Tristar at any time, in whole or in part, for cash in the amount of the liquidation preference thereof upon 30 days written notice by Tristar to Transvit at which time Transvit must either present the stock for redemption or convert it into common stock at the $7.00 conversion price.

Please signify your agreement to the foregoing by executing the enclosed copy of this letter in the space provided below and returning such copy to the undersigned.


Very truly yours,



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AGREED to this 11th day of December, 1996.

TRANSVIT MANUFACTURING CORPORATION

BY:
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